Exhibit 10.43

SIXTH AMENDMENT

THIS SIXTH AMENDMENT (this “Amendment”) is made and entered into as of December 21, 2010, by and between CA-FOOTHILL RESEARCH CENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and AFFYMAX, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                   Landlord (as successor in interest by conversion to EOP-Foothill Research Center, L.L.C., a Delaware limited liability company, successor in interest to Spieker Properties, L.P., a California limited partnership, successor in interest to Miranda Associates, a California general partnership) and Tenant (as successor in interest to Affymax Research Institute, a California corporation) are parties to that certain Research and Development/Office Lease dated May 30, 1990 (the “Original Lease”), as amended by  that certain Consent to Sublease dated July 30, 1990 (the “Consent”), that certain First Amendment to Lease dated November 16, 1999, that certain Second Amendment to Lease dated December 20, 1999, that certain Third Amendment dated December 31, 2001, and that certain Fourth Amendment dated November 30, 2006 (the “Fourth Amendment”) and that certain Fifth Amendment (the “Fifth Amendment”) dated May 20, 2010  (as amended, the “Lease”).  Pursuant to the Lease, Landlord has leased to Tenant certain premises containing (1) approximately 53,830 rentable square feet consisting of the entire building located at 4001 Miranda Avenue in Palo Alto, California (the “Current Premises”), (2) approximately 28,709 rentable square feet, which is more particularly described in the Fifth Amendment as the “Expansion Space”, in the building located at 4009 Miranda Avenue in Palo Alto, California (the effective date for which has not yet occurred, as more particularly described in Sections 1.2 (as amended, as confirmed in Section 2.2 below), 2.2 and 3.2 of the Fifth Amendment), and (3) the entire building located at 4015 Miranda Avenue in Palo Alto, California (as more particularly described in the Fourth Amendment, the “Must-Take Space”) (the commencement date for which has not yet occurred, as more particularly described in Section I.B of the Fourth Amendment), all in the project commonly known as Foothill Research Center.

B.                                     The effective date for the Must-Take Space is scheduled to be January 1, 2011 (subject to Sections I.B and I.E of the Fourth Amendment), and the parties hereto desire to confirm the Base Rent for the Must-Take Space and terms applicable to the Must-Take Space, on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                       Must-Take Space.

1.1.                              Base Rent.  The parties have determined the Initial Base Rent and annual 3% increases for the Must-Take Space during the Must-Take Term in accordance with Section I.C of the Fourth Amendment, and hereby confirm and agree that such amounts are as follows:

Period of Must-Take Term	Annual Rate Per Square Foot	Monthly Base Rent
Must-Take Effective Date — 12/31/11	$36.96	$94,340.40
1/1/12 — 12/31/12	$38.07	$97,173.68
1/1/13 — 12/31/13	$39.21	$100,083.53
1/1/14 — 9/30/14	$40.39	$103,095.48

Base Rent for any Advance Must-Take Term, if any, shall be at the same rate in effect as of the Must-Take Effective Date, prorated on a per diem basis.

1.2                                 During the Must-Take Term, Tenant shall be entitled to the additional 92 non-reserved parking spaces provided in connection with the Must-Take Space in Section IX.W of the Fourth Amendment; provided that the parties agree that the 270 total non-reserved spaces described in such Section IX.W are in addition to any spaces to which Tenant is entitled in connection with the Expansion Space, as provide in Section 10.3 of the Fifth Amendment.

1.3                                 All other terms of the Lease applicable to the Must-Take Space shall be as provided in the Fourth Amendment, including, without limitation, Tenant’s obligation to pay Property

Expenses, as provided in Section I.C.2 of the Fourth Amendment, and the Must-Take Work Letter attached as Exhibit B to the Fourth Amendment..

2.                                       Other Pertinent Provisions.  Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

2.1                                 Deletions.  Section 9 (Acceleration Option) of the Fifth Amendment is hereby deleted.

2.2                                 Waiver of Contingency to Fifth Amendment.  The parties hereby confirm and agree that that the Required Agreement (as defined in Section 10.9 of the Fifth Amendment) was not entered into on or prior to the Contingency Date (as defined in Section 10.9 of the Fifth Amendment), but that Tenant did not timely terminate the Fifth Amendment as provided in such Section 10.9.  Accordingly, the parties confirm and agree that the Fifth Amendment is in full force and effect and that Tenant has waived any right to terminate all or any portion of the Fifth Amendment pursuant to such Section 10.9, and that pursuant to such Section 10.9, the date “July 1, 2010” in Section 1.2 of the Fifth Amendment has automatically been amended to be “January 1, 2011”.

3.                                       Miscellaneous.

3.1                                 This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.  Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in the Lease with respect to the Must-Take Space or in this Amendment.

3.2                                 Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

3.3                                 In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

3.4                                 Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant.  Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

3.5                                 The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

3.6                                 Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.  Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.  Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

3.7                                 Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-FOOTHILL RESEARCH CENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By: EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

	By:	/s/ John C. Moe

	Name:	John C. Moe

	Title:	Market Managing Director

TENANT:

AFFYMAX, INC., a Delaware corporation

By:	/s/ Herb Cross

Name:	Herb Cross

Title:	VP Finance and CAO